UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2013
THOMAS PROPERTIES GROUP, INC.
(Parkway Properties, Inc. as successor by merger to Thomas Properties Group, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	001-35894	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Parkway Properties, Inc. Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando FL	32801
(Address of principal executive offices)	(zip code)
(Registrant's telephone number, including area code)
(407) 650-0593
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 19, 2013, Thomas Properties Group, Inc., a Delaware corporation (the “Company” or “TPGI”), completed the merger transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 4, 2013, by and among Parkway Properties, Inc., a Maryland corporation (“Parkway”), Parkway Properties LP, a Delaware limited partnership (“Parkway LP”), PKY Masters LP, a Delaware limited partnership and a wholly owned subsidiary of Parkway LP (“Merger Sub”), the Company and Thomas Properties Group, L.P., a Maryland limited partnership (“TPG LP”) (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company merged with and into Parkway, with Parkway continuing as the surviving corporation (the “Parent Merger”), and TPG LP merged with and into Merger Sub, with TPG LP continuing as the surviving entity and an indirect wholly owned subsidiary of Parkway LP (the “Partnership Merger” and, together with the Parent Merger, the “Mergers”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Parent Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) was converted into the right to receive 0.3822 (the “Exchange Ratio”) shares of the Parkway’s common stock, par value $0.001 per share (“Parkway Common Stock”), with cash paid in lieu of fractional shares, and each share of the Company’s limited voting stock, par value $0.01 per share (“Company Limited Voting Stock”), was converted into the right to receive a number of shares of newly created Parkway limited voting stock, par value $0.001 per share (“Parkway Limited Voting Stock”), equal to the Exchange Ratio. Similarly, at the effective time of the Partnership Merger, which occurred immediately prior to the Parent Merger, each outstanding limited partnership interest in TPG LP (“TPG LP Units”), including long term incentive units, was converted into the right to receive a number of limited partnership units in Parkway LP (the “Parkway LP Units”) equal to the Exchange Ratio. Parkway issued 18,362,513 shares of Parkway Common Stock as consideration in the Parent Merger and Parkway LP issued 4,537,110 Parkway LP Units in the Partnership Merger. Based on the closing price of Parkway’s common stock on December 19, 2013 as reported on the New York Stock Exchange (the “NYSE”), the aggregate value of the merger consideration paid or payable to former holders of the Company's Common Stock was approximately $331.4 million, and the aggregate value of Parkway LP Units, which are convertible into Parkway’s common stock, issued to former holders of TPG LP Units was approximately $81.9 million.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2013 and is incorporated by reference herein. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2013, in connection with the completion of the Mergers, the Company notified the NYSE that each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Parent Merger was canceled and converted into the right to receive 0.3822 shares of Parkway Common Stock, with cash paid in lieu of fractional shares, and the NYSE has filed a notification of removal from listing on Form 25 with the SEC with respect to the Company Common Stock in order to effect the delisting of the Company Common Stock from the NYSE. Such delisting will result in the termination of the registration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parkway, as successor by merger to the Company, intends to file a certificate on Form 15 requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein in its entirety by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On December 19, 2013, in connection with the completion of the Parent Merger, each share of Company Common Stock outstanding immediately prior to the effective time of the Parent Merger was converted into the right to receive 0.3822 shares of Parkway Common Stock, with cash paid in lieu of fractional shares, and each share of Company Limited Voting Stock outstanding immediately prior to the effective time of the Parent Merger was converted into the right to receive a number of shares of Parkway Limited Voting Stock equal to the Exchange Ratio. At the effective time of the Parent Merger, TPGI’s stockholders immediately before the effective time of the Parent Merger ceased to have any rights as stockholders in TPGI (other than their right to receive the merger consideration) and instead have the rights of a stockholder in Parkway.

Item 5.01 Changes in Control of Registrant.

At the effective time of the Parent Merger, as contemplated under the Merger Agreement, the Company merged with and into Parkway, with Parkway continuing as the surviving corporation. The aggregate consideration paid in connection with the Parent Merger consisted of 18,362,513 shares of Parkway Common Stock.

Effective as of the consummation of the Parent Merger, James A. Thomas, former Chairman, President and Chief Executive Officer of the Company, was appointed to the Board of Directors of Parkway and will serve as its Chairman.

The information provided in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Parent Merger and pursuant to the Merger Agreement, the Company ceased to exist and Parkway continued as the surviving corporation. All members of the Board of Directors of the Company voluntarily resigned effective at the effective time of the Parent Merger.

In addition, each executive officer of the Company listed below resigned from the positions indicated beside such executive officer’s name effective as of the effective time of the Parent Merger:

•James A. Thomas - Chairman of the Board, President and Chief Executive Officer
•Diana M. Laing - Chief Financial Officer and Secretary
•Robert D. Morgan - Senior Vice President
•Paul S. Rutter - Co-Chief Operating Officer and General Counsel
•John R. Sischo - Co-Chief Operating Officer

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1
Agreement and Plan of Merger dated September 4, 2013 by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc. and Thomas Properties Group, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2013                PARKWAY PROPERTIES, INC.
as successor by merger to Thomas Properties Group, Inc.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1
Agreement and Plan of Merger dated September 4, 2013 by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc. and Thomas Properties Group, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2013)